SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

Nutriband Inc.

Nevada	000-55654	81-1118176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South Orange Ave., Suite 1500, Orlando, FL	32801
(Address of Principal Executive Offices)	(Zip Code)

(407) 377-6695

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 21, 2020, the Company amended its articles of incorporation to increase the authorized common stock from 25,000,000 shares to 250,000,000 shares. The increase in authorized capital was effective upon the filing of the certificate of amendment on January 21, 2020. The amendment was filed following approval by the stockholders pursuant to a special meeting described in Item 5.07.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 21, 2020, the Company held a special meeting of stockholders for the purpose of approving an amendment to the Company’s articles of incorporation to increase the authorized common stock to 250,000,000 shares. At the meeting, 3,170,616 shares were present. The following table sets forth information as to the number of shares voting in favor of, against or abstaining on the proposal.

For	Against	Abstain
3,170,616	-0-	-0-

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of amendment to the Company’s articles of incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUTRIBAND INC.

Date: January 27, 2020	/s/ Gareth Sheridan
R: Gareth Sheridan
Chief Executive Officer

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